Exhibit 99.1

Cerus Corporation Announces First Quarter 2024 Financial Results

First Quarter Product Revenue Increased 24% from Prior Year Quarter

CONCORD, CA, May 2, 2024 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the first quarter ended March 31, 2024.

Recent highlights include:

•
First-quarter 2024 total revenue was comprised of (in thousands, except %):

	Three Months Ended
	March 31,		Change
	2024	2023	$	%
Product Revenue	$38,365	$30,974	$7,391	24%
Government Contract Revenue	5,030	7,502	(2,472)	-33%
Total Revenue	$43,395	$38,476	$4,919	13%

•
U.S. ReCePI Phase 3 clinical trial successfully met primary endpoint for INTERCEPT Blood System for Red Blood Cells in cardiovascular surgery patients.
•
Received FDA approval of extended shelf life for INTERCEPT Platelet Processing Sets to 12 months, doubling the previous shelf life.
•
Advanced the LED illuminator program towards the Company’s target commercial launch in the EU in 2025.
•
Cash and cash equivalents and short-term investments were $72.2 million at March 31, 2024.
•
The Company is reiterating its full-year 2024 annual product revenue guidance range of $172 million to $175 million. Included in this range is full-year 2024 guidance for INTERCEPT Fibrinogen Complex, which is expected to be between $8 million to $10 million.
•
The Company expects to report GAAP net loss attributable to Cerus Corporation for the full-year 2024 while also remains committed to adjusted EBITDA breakeven for the full-year 2024.

“The Cerus team delivered against our plans for Q1, paving the way for the balance of 2024, with great progress on clinical milestones and a strong return to growth for our commercial business. The positive topline readout from ReCePI, the U.S. Phase 3 clinical trial for INTERCEPT Red Blood Cells, is a significant milestone for the program and for our efforts to potentially bring this product to the market globally,” stated William “Obi” Greenman, Cerus’ president and chief executive officer. “Red blood cells are the most commonly transfused blood components worldwide, and we are committed to providing the full INTERCEPT portfolio for all transfused blood components to our customers around the globe.”

“We are also on track for our expectations to post double-digit product revenue growth this year,” continued Greenman. “Strong sales of the INTERCEPT Blood System for Platelets in North America were the major contributor to the topline in the first quarter of 2024 compared to last year. As expected, we saw continued expansion in the U.S. alongside the near-complete adoption by Canadian Blood Services for three-quarters of that country’s blood supply. We also posted year-over-year growth in our U.S. INTERCEPT Fibrinogen Complex business, with large academic medical centers realizing the benefits of improved availability and reduced wastage. Now a third of the way through 2024, we are increasingly confident in our full-year product revenue growth trajectory.”

Revenue

Product revenue during the first quarter of 2024 was $38.4 million, compared to $31.0 million during the prior year period. This strong year-over-year increase of 24% is further validation of the expected return to growth in our platelets and plasma business and increasing contribution from our INTERCEPT Fibrinogen Complex (IFC) business. The reported growth comes ahead of any potential positive impact from the recent FDA acceptance of platelet processing sets extended shelf life. First-quarter product revenue included sales of IFC, which were $1.9 million for the quarter, reflecting increased contribution from our recently-executed IFC sales agreements with large U.S. blood centers.

First-quarter 2024 government contract revenue was $5.0 million, compared to $7.5 million during the prior year period. Our government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Blood Cells (RBCs) as well as efforts related to the development of next-generation pathogen reduction technology to treat whole blood and development of a lyophilized IFC. Reported government contract revenue during the first quarter of 2024 decreased versus the prior year period primarily due to completion of the U.S. Phase 3 ReCePI clinical trial for INTERCEPT RBCs.

Product Gross Profit & Margin

Product gross profit for the first quarter of 2024 was $21.3 million, increasing by 23% over the prior year period. Product gross margin for the first quarter of 2024 was relatively stable year over year at 55.4% compared to 55.8% for the first quarter of 2023.

Operating Expenses

Total operating expenses for the first quarter of 2024 were $34.3 million, compared to $38.9 million for the same period of the prior year, reflecting a year-over-year decrease of 12%. Both R&D and selling, general, and administrative (SG&A) expenses saw meaningful decreases year over year, reflecting the efforts taken to optimize costs and drive to potential profitability.

R&D expenses for the first quarter of 2024 were $14.5 million, compared to $17.4 million for the first quarter of 2023. The primary driver for the decrease in R&D expenses was the restructuring implemented in the second quarter of last year and the completion of the Company’s ReCePI trial in the first quarter of 2024.

SG&A expenses narrowed for the first quarter of 2024 and totaled $19.8 million, compared to $21.6 million for the first quarter of 2023. The primary driver for the decrease in SG&A expenses was again the restructuring implemented in the second quarter of last year.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the first quarter of 2024 was $9.7 million, or $0.05 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $15.6 million, or $0.09 per basic and diluted share, for the first quarter of 2023.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the first quarter of 2024 was negative $2.7 million, compared to non-GAAP adjusted EBITDA of negative $9.8 million for the first quarter of 2023. As discussed during prior quarters, the Company expects full-year 2024 non-GAAP adjusted EBITDA breakeven, though over the near term, results may not be consistent quarter by quarter. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet & Cash Use

At March 31, 2024, the Company had cash and cash equivalents and short-term investments of $72.2 million, compared to $65.9 at December 31, 2023.

As of March 31, 2024, the Company had $65.0 million outstanding on its term loan and $20.0 million drawn on its revolving credit facility. The Company’s revolving line of credit allows for an additional $15 million.

For the first quarter of 2024, the Company generated positive operating cash flows of $2.0 million compared to cash used from operations of $8.5 million during the prior year period. These improvements were in-line with the Company’s expectations and will continue to be a focus area for the balance of 2024.

Reiterating 2024 Product Revenue Guidance

The Company continues to expect full-year 2024 product revenue will be in the range of $172 million to $175 million. Included in this range is full-year 2024 IFC revenue guidance between $8 million to $10 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through May 23, 2024.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ 2024 annual product revenue guidance and related expectation for double-digit product revenue growth for 2024; Cerus’ expectation for full-year 2024 non-GAAP adjusted EBITDA breakeven; Cerus’ target commercial launch of the LED illuminator program in the EU in 2025; Cerus potentially achieving profitability; Cerus’ expectation for the return to growth of its platelets and plasma business and increasing contribution from its INTERCEPT Fibrinogen Complex (IFC) business; the potential positive impact on product revenue from the recent FDA acceptance of extended shelf life platelet processing sets; Cerus’ ability to potentially bring INTERCEPT Red Blood Cells (RBCs) to the market globally; Cerus’ focus on achieving positive operating cash flows for the balance of 2024; Cerus continuing to have access to $15.0 million under its revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2024 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from new product offerings, including extended shelf life platelet processing sets, or its pipeline product candidates; risks associated with macroeconomic developments, including ongoing military conflicts in Ukraine and Israel and the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) any changes to the INTERCEPT platelet processing sets may require additional aging and stability data in order to satisfy regulators and maintain historical label claims; (c) Cerus may be unable to commercially launch the LED illuminator program in the EU on the anticipated timeline or at all; (d) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (e) Cerus’ planned modular premarket approval (PMA) submission for INTERCEPT RBCs may not be accepted by the FDA for review in a timely manner or at all or, if accepted for review, may not be approved by the FDA in a timely manner or at all, (f) Cerus may be unable to obtain CE Mark approval of INTERCEPT RBCs in a timely manner or at all, and (g) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs, including INTERCEPT RBCs, and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from military conflicts, the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflicts in Ukraine and Israel, rising interest rates, inflation and the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, including as it relates to Cerus’ 2024 annual product revenue guidance, its expectations for 2024 non-GAAP adjusted EBITDA, and Cerus potentially achieving profitability; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, (x) revenue and direct costs associated with our government contracts and (xi)

restructuring charges. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Investors should note that Cerus has not provided a reconciliation of anticipated non-GAAP adjusted EBITDA for the year ending December 31, 2024 to projected GAAP net loss attributable to Cerus Corporation for the year ending December 31, 2024 because certain items such as share-based compensation that are components of GAAP net loss attributable to Cerus Corporation cannot be reasonably projected due to the significant impact of changes in Cerus’ stock price and other factors. These components of GAAP net loss attributable to Cerus Corporation could significantly impact the reported GAAP net loss attributable to Cerus Corporation.

Contact:

Jessica Hanover – Vice President, Corporate Affairs

Cerus Corporation

925-288-6137

Supplemental Tables

Three Months Ended
March 31
2024 vs. 2023
Platelet Kit Growth
North America	44%
International	-9%
Worldwide	25%
Change in Calculated Number of Treatable Platelet Doses
North America	48%
International	-5%
Worldwide	25%

* Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

Cerus Corporation

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended
	March 31,		Change
	2024	2023	$	%
North America	$25,473	$16,618	$8,855	53%
Europe, Middle East and Africa	12,714	14,028	(1314)	-9%
Other	178	328	(150)	-46%
Total product revenue	$38,365	$30,974	$7,391	24%

CERUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Product revenue	$38,365	$30,974
Cost of product revenue	17,093	13,687
Gross profit on product revenue	21,272	17,287
Government contract revenue	5,030	7,502
Operating expenses:
Research and development	14,482	17,384
Selling, general and administrative	19,799	21,551
Total operating expenses	34,281	38,935
Loss from operations	(7,979)	(14,146)
Total non-operating expense, net	(1,637)	(1,418)
Loss before income taxes	(9,616)	(15,564)
Provision for income taxes	74	77
Net loss	(9,690)	(15,641)
Net loss attributable to noncontrolling interest	(2)	(22)
Net loss attributable to Cerus Corporation	$(9,688)	$(15,619)
Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.05)	$(0.09)
Weighted average shares outstanding:
Basic and diluted	182,090	178,273

Cerus Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,527	$11,647
Short-term investments	51,651	54,205
Accounts receivable	22,535	35,500
Current inventories	39,862	39,868
Prepaid and other current assets	3,594	3,221
Total current assets	138,169	144,441
Non-current assets:
Property and equipment, net	8,099	8,640
Operating lease right-of-use assets	10,224	10,713
Goodwill	1,316	1,316
Non-current inventories	17,913	19,501
Other assets including restricted cash	13,415	13,137
Total assets	$189,136	$197,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$32,770	$43,067
Debt – current	20,120	20,000
Operating lease liabilities – current	2,188	2,452
Deferred revenue – current	2,167	2,002
Total current liabilities	57,245	67,521
Non-current liabilities:
Debt – non-current	64,826	59,796
Operating lease liabilities – non-current	13,469	13,751
Other non-current liabilities	3,434	3,236
Total liabilities	138,974	144,304
Stockholders' equity:	49,370	52,650
Noncontrolling interest	792	794
Total liabilities and stockholders' equity	$189,136	$197,748

CERUS CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended
	March 31
	2024	2023
Net loss attributable to Cerus Corporation	$(9,688)	$(15,619)

Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	(2)	(22)
Provision for income taxes	74	77
Total non-operating expense, net (i)	1,637	1,418
Loss from operations	(7,979)	(14,146)

Adjustments to loss from operations:
Operating depreciation and amortization	1,217	1,006
Government contract revenue (ii)	(5,030)	(7,502)
Direct expenses attributable to government contracts (iii)	3,226	5,176
Share-based compensation (iv)	5,855	5,669
Costs attributable to noncontrolling interest (v)	2	43
Non-GAAP adjusted EBITDA	$(2,709)	$(9,754)

(i)
Includes interest income/expense and foreign exchange gains/losses.
(ii)
Represents revenue related to the cost reimbursement provisions under our government contracts.
(iii)
Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.
(iv)
Represents non-cash stock-based compensation.
(v)
Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.